Insignia Commercial
                            Investments Group, Inc.

October 7, 1997

Factory Outlet Centre Limited Liability Company
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A-200
Bannockburn, Illinois  60015

     Re: Agreement of Sale dated as of August 25, 1997 between Insignia Commercial Investments Group, Inc. ("Purchaser") and Factory Outlet Centre Limited Liability Company ("Seller") for the purchase and sale of property known as the Factory Outlet Center in Kenosha, Wisconsin ("Property") as amended by September 8, 1997 Letter Agreement

Dear Madam or Sir:

     Under the above referenced Agreement of Sale, the Purchase Price (as defined herein) is $17,000,000, the Inspection Period, as defined therein, expires on October 8, 1997 and the Closing Date, as defined therein, was set to be November 12, 1997.

     This letter shall confirm that Seller has, among other things, agreed to provide Purchaser with additional time to conduct investigations and studies of the Property, and to attempt to finalize an agreement with one of the Purchaser's equity partners. It shall be at Purchaser's sole discretion, whether to elect to purchase the Property, or to terminate the Agreement of Sale, as provided in Article 7 thereof.

     The Purchase Price shall be revised to read $15,000,000, the Inspection Period shall be revised to end at 5:00 p.m. Chicago time on November 8, 1997 and the Closing Date shall be revised to be on December 8, 1997.

     Except as provided herein, the Agreement of Sale shall remain unmodified and in full force and effect.

     If the amendments to the Agreement of Sale provided in this letter are acceptable, please indicate your agreement on behalf of Seller, where indicated below.

                         Sincerely,

                         /s/ Michael R. Horowitz
                         Michael R. Horowitz
                         President
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Agreed and Accepted this 7th day of October, 1997

Factory Outlet Centre Limited Liability Company

By: Outlet Centre Investors, a member

     By:  Balcor Partners-XXI, its general partner

          By: /s/ Beth Goldstein
              ------------------------------
          Name:   Beth Goldstein
          Its:    Authorized Representative
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